UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):	November 21, 2024

IES Holdings, Inc.

Delaware	001-13783	76-0542208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2 Riverway, Suite 1730, Houston, Texas 77056
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 860-1500

 Check the appropriate box below if the From 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IESC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02     Results of Operations and Financial Condition.

On November 22, 2024, IES Holdings, Inc. (the “Company”) issued a press release announcing its results of operations for the fiscal 2024 fourth quarter. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Compensation

Discretionary Bonuses
On November 21, 2024, the Human Resources and Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors approved special cash bonuses to be paid to each of the Company’s executive officers in recognition of their efforts with respect to the Company’s performance during the fiscal year ended September 30, 2024. Jeffrey L. Gendell, the Company’s Chairman and Chief Executive Officer, was awarded a special bonus of $1,500,000. Matthew J. Simmes, the Company’s President and Chief Operating Officer, was awarded a special bonus of $2,285,000. Tracy McLauchlin, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, was awarded a special bonus of $300,000. Mary Newman, the Company’s Vice President, General Counsel and Corporate Secretary, was awarded a special bonus of $200,000.

Supplementary Short Term Incentive Plan
In addition, on November 21, 2024, the Compensation Committee approved a Supplementary Short Term Incentive Plan (“SSTIP”) award for Mr. Simmes for fiscal year 2025. Under the SSTIP, Mr. Simmes is eligible for a cash bonus opportunity based on the Company’s comprehensive income before provision for income taxes and excluding employee stock compensation expense (“Adjusted Income”). Mr. Simmes will receive a cash bonus equal to 1.0% of the amount, if any, by which the Company’s Adjusted Income for fiscal year 2025 exceeds 62.5% of the Company’s target Adjusted Income for fiscal year 2025, and he will receive an additional cash bonus equal to 1.5% of the amount, if any, by which the Company’s Adjusted Income for fiscal year 2025 exceeds 100.0% of the Company’s target Adjusted Income for fiscal year 2025. The maximum payout to Mr. Simmes under the SSTIP for fiscal year 2025 is $7,500,000.

A copy of the SSTIP is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the SSTIP does not purport to be a complete description and is qualified in its entirety by reference to Exhibit 10.1.

Special Equity Grants
Also on November 21, 2024, the Compensation Committee approved the grant to Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman of special equity incentive awards of 50,000, 40,000, 6,000 and 5,000, respectively, time-based phantom stock units (the “PSUs”). The PSUs granted to each individual are comprised of two equal tranches that are scheduled to vest on or about December 1, 2026 and December 1, 2027, pursuant to the terms of the Form of IES Holdings, Inc. Time-Based Phantom Stock Unit Award Agreement (the “PSU Award Agreement”). Mr. Simmes’ PSU award will be settled in cash; the other PSU awards will be settled in shares. The PSU Award Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2023 and is incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

On November 22, 2024, the Company posted to its website, www.ies-co.com, under the Investor Relations section, a presentation with the title “IES Holdings Q4 2024 Earnings Presentation.” The presentation will remain on the Company’s website for a period of at least thirty days.

The information set forth herein is furnished pursuant to Item 7.01–Regulation FD Disclosure and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section nor shall the information be deemed incorporated by reference in any filing of the Company.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1 —	IES Holdings, Inc. 2025 Supplementary Short Term Incentive Plan.
99.1 —	Press release dated November 22, 2024 announcing results of operations.
104 —	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IES HOLDINGS, INC.

Date:	November 22, 2024	/s/ Mary K. Newman
Mary K. Newman
General Counsel and Corporate Secretary